UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2012

ALLEZOE MEDICAL HOLDINGS, INC.

(a Delaware Corporation)

001-33090	98-0413066
(Commission File Number)	(IRS Employer Identification Number)

1800 NW Corporate Boulevard, Suite 201
Boca Raton, FL 33431
(Registrant’s address, including zip code)

(321) 452-9091
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

ITEM 8.01 OTHER EVENTS

1.

Resolution with Organ Transport Systems, Inc.

On May 1, 2012, Registrant entered into a Letter Agreement with Healthcare of Today, Inc., Organ Transport Systems, Inc. and Heartland Capital Corporation as part of which Registrant agreed to transfer and convey to Heartland Capital Corporation all of Registrant’s interest in a guaranty and pledge agreement under which Healthcare of Today, Inc. pledged its ownership of all of the issued and outstanding stock of Organ Transports Systems, Inc. to Registrant to secure (i) repayment by Organ Transport Systems, Inc. to Registrant of working capital advanced by Registrant to Organ Transport Systems, Inc. and (ii) the assumption by Organ Transport Systems, Inc. from Registrant of the obligation to pay some $1,474,945.97 in accrued salaries due current and former officers or Organ Transport Systems, Inc., plus interest of $158,981.84 accrued as of February 29, 2012.  On June 13, 2012, Registrant and the other parties to the resolution closed on the transaction involved, as a result of which:

a.

Registrant has received payment of $235,000 in cash.

b.

Organ Transport Systems, Inc. has assumed a total of $1,474,946 in debt owed to former and current Organ Transport Systems, Inc. officers, plus all interest accrued thereon, and Registrant has received an indemnification and hold harmless from Organ Transport Systems, Inc. of any liability on those amounts due.  The OTS officers and directors each have consented and agreed to this assumption of debt, and the total amount of the obligation, $1,474,946, plus all accrued interest, has been removed from the books of Registrant.

c.

Registrant has executed a Mutual Release Agreement with Organ Transport Systems, Inc. under which Organ Transport Systems, Inc. releases and discharges Registrant from any claims, demands, actions, causes of action and other liability arising out of or based upon the acquisition of control of Organ Transport Systems, Inc. by Registrant on or about July 16, 2011and its operations thereafter, through February 29, 2012.

d.

Registrant has executed an amendment and modification of a Consulting Agreement previously entered into between Registrant and Heartland Capital Corporation on or about December 1, 2011, under which all amounts paid to date to Heartland by Registrant in common stock is deemed to be full satisfaction of all amounts otherwise due under that Consulting Agreement.  As a result, Registrant has no further obligations or liability under that Agreement.

2.

Status of Planned Acquisitions.

In part as a result of the resolution of the Organ Transport, Inc. matters as noted above, Registrant has refocused its efforts on the acquisition of companies which are compatible with our market focus and which can add immediate or near term revenues to our operations.  On May 18, 2012, we entered into a written letter of intent to acquire an existing medical device manufacturing and distribution company with a medical device product already in the market through multiple outlets.  The letter of intent was subject to preparation and execution of a final definitive acquisition agreement and normal due diligence.  Subsequent to the execution of the letter of intent and prior to the completion of a definitive acquisition agreement, the principal of the target company attempted to renegotiate the proposed acquisition, on terms which management of Registrant concluded were not in the best interests of Registrant or its shareholders, and as a result, the letter of intent has been allowed to expire.  There is no longer any effort being made to complete the proposed transaction, and there is no residual liability for the expired letter of intent.

Registrant is again actively seeking new acquisitions to complement its existing operating subsidiaries, and the previously announced acquisition of BioCube, Inc., which is expected to close before the end of June. Registrant has entered into discussions to acquire two identified additional target companies and hopes to enter into acquisition letters of intent in June.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allezoe Medical Holdings, Inc.

Date: June 14, 2012	By: /s/ Michael Gelmon
Name: Michael Gelmon Title: Chairman of the Board and CEO

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